BROKER-DEALER AGREEMENT
                            (The Victory Portfolios)

Victory Capital Advisers, Inc.
3435 Stelzer Road, Suite 1000
Columbus, Ohio  43219-8003
Attn: Regulatory Services


Ladies and Gentlemen:

We desire to enter into an Agreement with you for the sale of shares of beneficial interest of common stock of open-end registered investment companies (hereinafter referred to individually as a "Fund" and collectively as the "Funds") of which you are the principal underwriter as such term is defined in the Investment Company Act of 1940, as amended, and for which you are the exclusive agent for the continuous distribution of shares pursuant to the terms of a Distribution Agreement between you and each Fund. Unless the context otherwise requires, as used herein the term "Prospectus" shall mean the prospectus and related statement of additional information (the "Statement of Additional Information") incorporated therein by reference as amended and supplemented of each of the respective Funds included in the then currently effective registration statement (or post-effective amendment thereto) of each such Fund, as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement").

   In consideration for the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

1. In all sales of Fund shares to the public, we shall act as dealer for our own account and as agent on behalf of our customers ("Customers") and in no transaction shall we have any authority to act as agent for any Fund, for you or for any other dealer.

2. All orders for the purchase of any Fund shares shall be executed at the then current public offering price per share (i.e., the net asset value per share plus the applicable sales load, if any) and all orders for the redemption of any Fund shares shall be executed at the net asset value per share, in each case as described in the Prospectus of such Fund. The minimum initial purchase order and minimum subsequent purchase order shall be as set forth in the Prospectus of such Fund. All orders are subject to acceptance or rejection by you at your sole discretion. You reserve the right, at your discretion and without notice, to suspend the sale of shares or withdraw entirely the sale of shares of any or all of the Funds.

3. In ordering shares of any Fund, we shall rely solely and conclusively on the representations contained in the Prospectus of such Fund. We agree that we shall not offer or sell shares of any Fund except in compliance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities. In connection with offers to sell and sales of shares of each Fund, we agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, at or prior to time of such offer or sale, a copy of the Prospectus and, upon request, the Statement of Additional Information of such Fund. We further agree to obtain from each customer to whom we sell Fund shares any taxpayer identification number certification required under Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and to provide you or your designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding in accordance with Section 3406 of the Code and the regulations thereunder. Unless otherwise mutually agreed in writing, you shall deliver or cause to be delivered to each customer who purchases shares of any Funds from or through us copies of all annual and interim reports, proxy solicitation materials, and any other information and materials relating to such Funds and prepared by or on behalf of you, the Fund or its investment adviser, custodian, transfer agent or dividend disbursing agent for distribution to each such customer. You agree to supply us with copies of the

Prospectus,   Statement  of  Additional  Information,  annual  reports,  interim reports, proxy solicitation materials and any such other information and materials relating to each Fund in reasonable quantities upon request.

4. We shall not knowingly make any representations concerning any Fund shares other than those contained in the Prospectus of such Fund or in any promotional materials or sales literature furnished to us by you or the Fund. Except as otherwise provided in Paragraph 3 of this Agreement, we shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to any Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar material), except such information and materials as may be furnished to us by you or the Fund, and such other information and materials as may be approved in writing by you, such approval not to be unreasonably withheld.

We understand and acknowledge that each Fund offers its shares in multiple classes, each subject to differing sales charges and financing structures. We hereby represent and warrant that we have established compliance procedures designed to ensure that Customers are made aware of the terms of each available class of the applicable Fund's shares, to ensure that each Customer is offered only shares that are suitable investments of that Customer and to ensure proper supervision of our registered representatives in recommending and offering multiple classes of shares to our Customers.

5. On each purchase of Shares by us from you, we shall be entitled to receive such dealer allowances, concessions, finder's fees, sales charges, discounts and other compensation, if any, as described in each Fund's Prospectus. In determining the amount of any dealer compensation payable to us hereunder, you reserve the right to exclude any sales which you reasonably determine are not made in accordance with the terms of the applicable Fund Prospectuses and the provisions of the Agreement. Unless at the time of transmitting an order we advise you to the contrary, the shares ordered will be deemed to be the specified investor(s) total holdings of Fund shares.

6. (a) In the case of any Fund shares sold with a sales load, Customers may be entitled to a reduction in sales load on purchases made from a Fund which utilizes a letter of intent ("Letter of Intent") in accordance with such Fund(s) Prospectus. In such case, our dealer reallowance will be paid based upon the reduced sales load, but adjustment to a higher dealer reallowance will be made in accordance with the Prospectus of the applicable Fund to reflect the investor(s) actual purchases if he should fail to fulfill his Letter of Intent. The sales load and/or dealer reallowance may be changed at any time in your sole discretion upon written notice to us.

(b) Subject to and in accordance with the terms of the Prospectus of each Fund sold with a sales load, a reduced sales load may be applicable with respect to customer accounts through a right of accumulation under which Customers are permitted to purchase shares of a Fund at the then current public offering price or other price per the Funds then current Prospectus, per share applicable to the total of (i) the dollar amount of shares then being purchased plus (ii) an amount equal to the then current net asset value or public offering price originally paid per share, whichever is higher, of the customer(s) combined holdings of the shares of such Fund and of any other open-end registered investment companies may be permitted by the applicable Fund prospectus. In such case, we agree to furnish to you if orders are made by wire, or to the transfer agent as such term is defined in the Prospectus of each Fund (the "Transfer Agent") if orders are made by mail, sufficient information to permit your confirmation of qualification for a reduced sales load; acceptance of the purchase order is subject to such confirmation.

(c) With respect to Fund shares sold with a sales load, we agree to advise you promptly at your request as to amounts of any and all sales by us qualifying for a reduced sales load.

(d) Exchanges (i.e., the investment of the proceeds from the liquidation of shares of one open-end registered investment company distributed by Victory Capital Advisers, Inc. or its affiliates in the shares of another open-end registered investment company distributed by Victory Capital Advisers, Inc. or its affiliates) shall, where available, be made subject to and in accordance with the terms of each Fund Prospectus.

7. Subject to and in accordance with the terms of each Fund Prospectus and Distribution and Service Plan, if any, adopted by resolution of the board of directors or trustees and shareholders of any Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, we understand that you may pay to certain financial institutions (which may include banks), securities dealers and other industry professionals with which you have entered into a Rule 12b-1 Fee Agreement in substantially the form annexed hereto as Appendix A (or such other form as may be approved from time to time by the board of directors or trustees of the Fund) such fees as may be determined by you in accordance with such Agreement for distribution and shareholder services as described therein.

8. The procedures relating to all orders and the handling thereof will be subject to the terms of the Prospectus of each Fund and your written instructions to us from time to time. No conditional orders will be accepted. We agree to place orders with you immediately for the same number of shares and at the same price as any sales by us. We shall not withhold placing orders received from Customers so as to profit ourselves as a result of such withholding by a change in the net asset value from that used in determining the offering price to such Customers, or otherwise; provided, however, that the foregoing shall not prevent the purchase of shares of any Fund by us for our own bona fide investment. We agree that: (a) we shall not effect any transactions (including, without limitation, any purchases and redemptions) in any Fund shares registered in the name of, or beneficially owned by, any customer unless such customer has granted us full right, power and authority to effect such transactions on his behalf and (b) you, each Fund, each Transfer Agent and your and their respective officers, directors or trustees, agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by us from and against, any and all claims, demands, liabilities and expenses (including without limitation, reasonable attorneys fees) which may be incurred by you or any of the foregoing persons entitled to indemnification from us hereunder arising out of or in connection with the execution of any transactions in Fund shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of us.

9. (a) We agree to pay for purchase orders of any Fund shares from us in accordance with the terms of the Prospectus of the applicable Fund. On or before the settlement date of each purchase order for shares of any Fund, we shall either (i) remit to an account designated by you with the Transfer Agent an amount equal to the then current public offering price of the shares of such Fund being purchased less our dealer reallowance, if any, with respect to such purchase order as determined by you in accordance with the terms of the applicable Fund Prospectus, or (ii) remit to an account designated by you with the Transfer Agent an amount equal to the then current public offering price of the shares of such Fund being purchased without deduction for our dealer reallowance, if any, with respect to such purchase order as determined by you in accordance with the terms of the applicable Fund Prospectus, in which case our dealer reallowance, if any, shall be payable to us on at least a monthly basis. If payment for any purchase order is not received in accordance with the terms of the applicable Fund Prospectus, you reserve the right, without notice, to cancel the sale and to hold us responsible for any loss sustained as a result thereof.

(b) If any Shares sold by us under the terms of this Agreement are redeemed by a Fund or tendered for redemption or repurchased by a Fund or by us as agent within seven business days after the date we purchase such Shares, we shall notify you in writing and shall forfeit our right to any discount or commission received by or allowed to us from the original sale.

(c) If we hold Fund shares in an omnibus acct for two or more Customers, we will be responsible for determining, in accordance with the Prospectus, whether, and the extent to which, a contingent deferred sales charge ("CDSC") is applicable to a purchase of Fund shares from such a customer, and we agree to transmit immediately to you any CDSC to which such purchase was subject. We hereby represent that if we hold Fund shares subject to a CDSC, we have the capability to track and account for such charge, and you reserve the right, at your discretion, to verify that capability by inspecting our tracking and accounting system or otherwise.

10. Certificates for shares sold to us hereunder shall only be issued in accordance with the terms of each Fund Prospectus upon our customer(s) specific request and, upon such request, shall be promptly delivered to us by the Transfer Agent unless we make other arrangements. However, in making delivery of such share certificates to us, the Transfer Agent shall have adequate time to clear any checks drawn for the payment of Fund shares.

11. We hereby represent and warrant to you that:

(a) we are a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which we were organized;

(b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorization and approvals (if any) required for our lawful execution and delivery of this Agreement and our performance hereunder have been obtained; and

(c) upon execution and delivery by us, and assuming due and valid execution and delivery by you, this Agreement will constitute a valid and binding agreement, enforceable against us in accordance with its terms.

12. We further represent and warrant to you that we are a member of the NASD and, with respect to any sales in the United States, we agree to abide by all of the rules and regulations of the NASD, including, without limitation, its Conduct Rules. We agree to comply with all applicable federal and state laws, rules and regulations. You agree to inform us, upon our request, as to the states in which you believe the shares of the Funds have qualified for sale under, or are exempt from the requirements of the respective securities laws of such states, but you shall have no obligation or responsibility as to our right to sell shares in any jurisdiction. We agree to notify you immediately in the event of (a) our expulsion or suspension from the NASD, or (b) our violation of any applicable federal or state law, rule or regulation arising out of or in connection with this Agreement or which may otherwise affect in any material way our ability to act as a dealer in accordance with the terms of this Agreement. Our expulsion from the NASD will automatically terminate this Agreement immediately without notice. Our suspension from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon your written notice to us of termination.

13. (a) You agree to indemnify, defend and hold us, our several officers and directors, and any person who controls us within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless for and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which we, our officers and directors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon (i) any breach of any representation, warranty or covenant made by you herein, or (ii) any failure by you to perform your obligations as set forth herein, or (iii) any untrue statement, or alleged untrue



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

statement of a material fact contained in any Registration Statement or any Prospectus, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any Registration Statement or any Prospectus, or necessary to make the statements in any thereof not misleading; provided, however, that your agreement to indemnify us, our officers and directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to you or the Fund by us specifically for use in the preparation thereof. Your agreement to indemnify us, our officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified any action brought against our officers or directors, or any such controlling person, such notification to be given by letter or by telex, telegram or similar means of same day delivery received by you at your address as specified in Paragraph 18 of this Agreement within seven
(7) days after the summons or other first legal process shall have been served. The failure so to notify you of any such action shall not relieve you from any liability which you may have to the person against whom such action is brought by reason of any such breach, failure or untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than an account of your indemnity agreement contained in this Paragraph 13(a). You will be entitled to assume the defense of any suit brought to enforce any such claim, demand, liability or expense. In the event that you elect to assume the defense of any such suit and retain counsel, the defendant in such suit, shall bear the fees and expenses of any additional counsel retained by any of them; but in case you do not elect to assume the defense of any such suit, you will reimburse us, our officers and directors, or controlling persons named as defendants in such suit, for the fees and expenses of any counsel retained by us or them. Your indemnification agreement contained in this Paragraph 13(a) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of us, our officers and directors, or any controlling person, and shall survive the delivery of any Fund shares and termination of this Agreement. This agreement of indemnity will inure exclusively our benefit, to the benefit of our several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors.

(b) We agree to indemnify, defend and hold you and your several officers and directors, and each Fund and its several officers and directors or trustees, and any person who controls you and/or each Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you and your several officers and directors, or the Fund and its officers and directors or trustees, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon (i) any breach of any representation, warranty or covenant made by us herein, or (ii) any failure by us to perform our obligations as set forth herein, or (iii) any untrue, or alleged untrue, statement of a material fact contained in the information furnished in writing by us to you or any Fund specifically for use in such Fund(s) Registration Statement or Prospectus, or used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus, or arising out of or based upon any omission, or alleged omission to state a material fact in connection with such information furnished in writing by us to you or the Fund and required to be stated in such answers or necessary to make such information not misleading. Our agreement to indemnify you and your officers and directors, and the fund and its officers and directors or trustees, and any such controlling person, as aforesaid, is expressly conditioned upon our being notified of any action brought against any person or entity entitled to indemnification hereunder, such notification to be given by letter or by telex, telegram or similar means of same day delivery received by us at our address as specified in Paragraph 18 of this Agreement within seven
(7) days after the summons or other first legal process shall have been served. We shall have the right to control the defense of such action, with counsel of our own choosing satisfactory to you and the Fund, if such action is based solely upon such alleged misstatement or omission on our part and in any other event each person or entity entitled to indemnification hereunder shall have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify us of any such action shall not relieve us from any liability which we may have to you or your officers and directors, or the Fund or its officers and directors or trustees, or to any such controlling person, by reason of any such breach, failure or untrue, or alleged untrue statement or omission, or alleged omission, otherwise than on account of our indemnity agreement contained in this Paragraph 13(b). Our indemnification agreements contained in Paragraph 8 above and in this Paragraph 13(b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any person entitled to indemnification pursuant to Paragraph 8 above or this Paragraph 13(b), and shall survive the delivery of any Fund shares and termination of this Agreement. Such agreements of indemnity will inure exclusively to the benefit of the persons entitled to indemnification from us pursuant to this Agreement and their respective estates, successors and assigns.

14. The names and addresses and other information concerning our Customers are and shall remain our sole property, and neither you nor your affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of your duties and responsibilities hereunder and except for servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this Paragraph 14 shall not prohibit you or any of your affiliates from utilizing for any purposes the names, addresses or other information concerning any of our Customers if such names, addresses or other information is obtained in any manner other than from us pursuant to this Agreement. The provisions of this Paragraph 14 shall survive the termination of this Agreement.

15. We agree to serve as a service organization for firms that have duly executed the form of Rule 12b-1 Fee Agreement annexed hereto as Appendix A ("Appendix A"). Further, we agree to serve as a service organization, in accordance with the terms of Appendix A, for all of our Customers who purchase shares of any and all Funds whose Prospectuses provide for these types of service organizations. By executing Appendix A each of the parties hereto agrees to be bound by all terms, conditions, rights and obligations set forth in the form of agreement annexed hereto as Appendix A and further agrees that such form of agreement supersedes any and all prior Rule 12b-1 related agreements between the parties hereto.

16. By requesting expedited redemption, we agree that you, each mutual fund with respect to which you permit us to exercise an expedited redemption privilege, the transfer agent of each such fund, and your and their respective officers, directors or trustees, agents, employees and affiliates shall not be liable for and shall be fully indemnified and held harmless by us from and against any and all claims, demands, liabilities and expenses (including, without limitation, reasonable attorneys fees) arising out of or in connection with any expedited redemption payments.

17. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior written consent such consent not to be unreasonably withheld, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

18. Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at your offices, located at 3435 Stelzer Road, Columbus, Ohio 43219 and all notices to us shall be given or sent to us at our address shown below.

19. This Agreement shall become effective only when accepted and signed by you, and may be terminated at any time by either party hereto upon fifteen (15) days prior written notice to the other party. All unfulfilled obligations, duties and liabilities of either party to the other as of the date of termination including, without limitation, all obligations of indemnification of either to the other shall survive termination of this agreement. This Agreement may not be assigned by either party without the prior written consent of the other party, such consent not to be unreasonably withheld. This agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements between the parties hereto relating to the subject matter hereof.

20. This Agreement may be amended by you from time to time by the following procedure. You will mail a copy of the amendment to us at our address shown below or as registered from time to time with the National Association of Securities Dealers, Inc. If we do not object to the amendment within fifteen
(15) days after its receipt, the amendment will become a part of the Agreement. Our objection must be in writing and be received by you within such fifteen days.

21. Each party hereto agrees that any Nonpublic Personal Information, as the term is defined in Securities and Exchange Commission Regulation S-P ("Reg S-P"), that may be disclosed by a party hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Reg S-P and any other applicable regulations and that it will not disclose any Non-Public Personal Information received in connection with this Agreement to any other party, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted by law.

22. The parties acknowledge that they are financial institutions subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require among other things, that financial institutions adopt compliance programs to guard against money laundering. The parties further acknowledge that they are in compliance and will continue to comply with the AML Acts and applicable anti-money laundering rules of self regulatory organizations, including 3011 of the NASD, in all relevant respects.

23. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio, without given effect to principles of conflicts of laws.



By:_____________________________________________________


________________________________________________________
Print  Name + Title


Note:
Please sign and return this Agreement to Victory Capital Advisers, Inc.. Upon acceptance a countersigned copy will be returned to you for your files.

Accepted:

Victory Capital Advisers, Inc.




By:_____________________________________________________
Charles Booth, Vice President


Date:____________________________________________________

                                                                      Appendix A

                            Rule 12b-1 Fee Agreement
                            (The Victory Portfolios)

Victory Capital Advisers, Inc.
3435 Stelzer Road
Columbus, Ohio  43219-8003
Attn: Regulatory Services


Ladies and Gentlemen:


This Rule 12b-1 Agreement ("Agreement") confirms our understanding and agreement with respect to Rule 12b-1 payments to be made to you pursuant to the Broker-Dealer Agreement between you and us (the "Dealer Agreement") which entitles you to serve as a selected dealer of the certain investment company portfolios (individually, a "Fund"; collectively the "Funds") of the Victory Portfolios (the "Trust") for which we serve as distributor.

1. From time to time during the term of this Agreement, we may make payments to you pursuant to one or more distribution and service plans (the "Plans") adopted by certain of the Funds pursuant to Rule 12b-1 of the Investment Company Act of 1940 (the "Act") and the Dealer Agreement in consideration of your furnishing distribution services and/or services provided by you to shareholders of the Funds (including furnishing services and assistance to your customers ("Customers") who invest and own shares) including, but not limited to, answering routine inquiries regarding the Funds, processing shareholder transactions and providing any other shareholder services not otherwise provided by a Fund's transfer agent. We have no obligation to make any such payments and you hereby waive any such payments until we receive monies therefor from the Fund.

2. Any such Rule 12b-1 payments shall be as described in each applicable Fund's current prospectus and/or statement of additional information. Payments will be based on the dollar amount of Fund shares which are owned by those Customers of your firm as nominee for your Customers or which are owned by those Customers of your firm whose records, as maintained by the Funds or their agents, designate your firm as the customer's dealer of record. None of the foregoing fees and/or payments will be paid to you with respect to shares purchased by you and redeemed by the Funds or by us as agent within seven business days after the dates of confirmation of such purchase.

3. You agree that all activities conducted under this Agreement will be conducted in accordance with the Plans, as well as all applicable state and federal laws, including the Act, the Securities Exchange Act of 1934, the Securities Act of 1933 and any applicable rules of the National Association of Securities Dealers, Inc.

4. At the end of each month, you shall furnish us with a written report or invoice detailing all amounts payable to you pursuant to this Agreement and the purpose for which such amounts were expended. We shall provide quarterly reports to the Trust's Board of Trustees of the amounts expended pursuant to the Plans and the purposes for which such expenditures were made. In addition, you shall furnish us with such other information as shall reasonably be requested by the Board of Trustees of the Funds with respect to the fees paid to you pursuant to this Agreement.

5. This Agreement shall continue in effect for a period of more than one year from the date hereof only so long as such continuance is specifically approved at least annually in a manner prescribed in Rule 12b-1. This Agreement may be terminated, with respect to one or more Funds, without penalty, by either of us, upon ten days' prior written notice to the other party, and it may also be terminated without payment of any penalty by the vote of (a) a majority of the "outstanding voting securities" (as defined in the Act), or (b) a majority of the Trustees of the Trust (as defined in the Act) and have no direct or indirect financial interest in the operation of the Plans. In addition, this Agreement will be terminated with respect to any Fund by any act that terminates the Fund's Plan or the Dealer Agreement and shall terminate automatically in the event of its assignment or if our Distribution Agreement with the Trust terminates.

6. This Agreement may be amended by us from time to time by the following procedure. We will mail a copy of the amendment to us at our address shown below or as registered from time to time with the National Association of Securities Dealers, Inc. If you do not object to the amendment within fifteen (15) days after its receipt, the amendment will become a part of the Agreement. Your objection must be in writing and be received by us within such fifteen days.

7. This Agreement shall become effective as of the date when it is executed and dated by us below. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Ohio.

8. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed to you at the address specified by you below.



By:_____________________________________________________

________________________________________________________
Print Name + Title

Victory Capital Advisers, Inc.



By:_____________________________________________________
       Charles Booth, Vice President

Date:____________________________________________________